Exhibit 2.1

                                                      Execution Version




                       AGREEMENT AND PLAN OF MERGER


                               by and among

                          J NET ENTERPRISES, INC.

                          EPOCH ACQUISITION CORP.

                                   and

                     EPOCH INVESTMENT PARTNERS, INC.

                               dated as of

                              June 2, 2004


                             Table of Contents

                            ARTICLE I THE MERGER
Section 1.1   The Merger
Section 1.2   Effective Time
Section 1.3   Closing
Section 1.4   Directors and Officers of the Surviving Corporation
Section 1.5   Shareholders' Consent
Section 1.6   Directors of Parent
Section 1.7   Subsequent Actions

                   ARTICLE II CONVERSION OF SECURITIES

Section 2.1   Conversion of Capital Stock
Section 2.2   Exchange of Certificates

     ARTICLE III REPRESENTATIONS AND  WARRANTIES OF THE COMPANY

Section 3.1   Organization of the Company
Section 3.2   Capital Structure
Section 3.3   Subsidiaries
Section 3.4   Title to Shares
Section 3.5 Authority; Validity of Agreement; Board of Directors Approvals Regarding Transactions
Section 3.6   Vote Required
Section 3.7   No Conflicts
Section 3.8   Consents and Approvals
Section 3.9   Compliance with Laws; Government Regulation; Company Filings
Section 3.10  Real Property
Section 3.11  Absence of Undisclosed Liabilities
Section 3.12  Contracts
Section 3.13  Absence of Certain Changes
Section 3.14  Legal Proceedings
Section 3.15  Taxes
Section 3.16  Employee Benefit Plans; ERISA
Section 3.17  Technology Systems and Intellectual Property
Section 3.18  Fund Filings, Etc
Section 3.19  Investment Contracts and Clients
Section 3.20  Books and Records
Section 3.21  Bank Holding Company Act; FDIC
Section 3.22  Brokers
Section 3.23  No Other Representations

  ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Section 4.1   Organization of Parent and Merger Sub
Section 4.2   Capital Structure
Section 4.3   Subsidiaries
Section 4.4   Title to Shares of Capital Stock of Merger Sub
Section 4.5 Authority; Validity of Agreement; Board of Director Approvals Regarding Transactions
Section 4.6   No Conflicts
Section 4.7   Consents and Approvals
Section 4.8   Compliance with Laws; Government Regulation
Section 4.9   SEC Reports and Parent Financial Statements and
              Certifications; Internal Controls and Disclosure Controls
Section 4.10  Books and Records
Section 4.11  Real Property
Section 4.12  Absence of Undisclosed Liabilities
Section 4.13  Contracts
Section 4.14  Absence of Certain Changes
Section 4.15  Legal Proceedings
Section 4.16  Taxes
Section 4.17  Employee Benefit Plans: ERISA
Section 4.18  Technology Systems and Intellectual Property
Section 4.19  Insurance
Section 4.20  Affiliate Transactions
Section 4.21  Brokers
Section 4.22  Share Ownership
Section 4.23  Merger Sub's Operations
Section 4.24  No Other Representations

                            ARTICLE V COVENANTS

Section 5.1   Interim Operations
Section 5.2   Access and Confidentiality
Section 5.3   Reasonable Best Efforts
Section 5.4   [Intentionally Omitted]
Section 5.5   [Intentionally Omitted]
Section 5.6   Transfer of Shareholders' Shares
Section 5.7   Publicity
Section 5.8   Notification of Certain Matters
Section 5.9   Merger Sub Compliance
Section 5.10  Advisory Agreements
Section 5.11  Tax Matters

                           ARTICLE VI CONDITIONS

Section 6.1   Conditions to Each Party's Obligation to Effect the Merger
Section 6.2 Conditions to Parent's and Merger Sub's Obligations to Effect the Merger
Section 6.3   Conditions to Company's Obligations to Effect the
              Merger


                          ARTICLE VII TERMINATION

Section 7.1   Termination
Section 7.2   Effect of Termination

                ARTICLE VIII DEFINITIONS AND INTERPRETATION

Section 8.1   Definitions
Section 8.2   Interpretation

                          ARTICLE IX MISCELLANEOUS

Section 9.1   Fees and Expenses
Section 9.2   Amendment and Modification
Section 9.3   Nonsurvival of Representations and Warranties
Section 9.4   Notices
Section 9.5   Counterparts
Section 9.6   Entire Agreement; No Third Party Beneficiaries
Section 9.7   Severability
Section 9.8   Governing Law
Section 9.9   Enforcement
Section 9.10  Time of Essence
Section 9.11  Extension; Waiver
Section 9.12  Assignment

Exhibit I  Merger Consideration

Annex A  Certificate of Incorporation of the Surviving Company
Annex B  Forms of Opinion
Annex C  Form of Stockholders Agreement
Annex D  Form of Registration Rights Agreements

                        AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of June 2, 2004, by and among J Net Enterprises, Inc., a Nevada corporation ("Parent"), Epoch Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Epoch Investment Partners, Inc., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement have the meanings ascribed to them in Article VIII.

          WHEREAS, the Board of Directors of each of Parent, Merger Sub and the Company has approved, and deems it advisable and in the best interests of its respective shareholders to consummate, the Merger upon the terms and subject to the conditions set forth herein;

          WHEREAS, in furtherance thereof, the Board of Directors of each of Merger Sub and the Company have approved this Agreement and the Merger in accordance with the General Corporation Law of the State of Delaware (as amended from time to time, the "DGCL") and upon the terms and subject to the conditions set forth herein, and the Board of Directors of Parent has approved this Agreement and the Merger in accordance with the General Corporation Law of the State of Nevada (as amended from time to time, the "NGCL") and upon the terms and subject to the conditions set forth herein; WHEREAS, the Company Board of Directors has determined that the consideration to be paid for each Share in the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares approve this Agreement and each of the Transactions upon the terms and subject to the conditions set forth herein;

          WHEREAS, for federal income tax purposes, it is intended by Parent, Merger Sub and the Company that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a plan of "reorganization"; and

          WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:


                                 ARTICLE I

                                THE MERGER

          Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and Merger Sub shall consummate a merger pursuant to which (a) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Section
1.4. Pursuant to the Merger, (x) the certificate of incorporation of the Company shall be amended in its entirety to read as set forth in Annex A, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by Applicable Law and such certificate of incorporation, and (y) the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by Applicable Law, by such certificate of incorporation or by such bylaws. The Merger shall have the effects specified in the DGCL.

          Section 1.2 Effective Time. Parent, Merger Sub and the Company shall cause a certificate of merger to be executed and filed on the Closing Date (or on such other date as Parent and the Company may agree) with the Secretary of State of Delaware as provided in the DGCL. The Merger shall become effective on the date on which such certificate of merger is duly filed with the Secretary of State of the State of Delaware or such other time as is agreed upon by the parties and specified in such certificate of merger.

          Section 1.3 Closing. The closing of the Merger shall take place at 10:00 a.m. on a date to be agreed upon by the parties, and if such date is not agreed upon by the parties, the Closing shall occur on the business day after satisfaction or waiver of all of the conditions set forth in
Article VI, at such place as the parties shall determine.

          Section 1.4 Directors and Officers of the Surviving Corporation. The directors of the Company and the officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation. If, at the Effective Time, a vacancy shall exist on the Company Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by Applicable Law.

          Section 1.5 Shareholders' Consent.

               (a) The Company, acting through its Board of Directors, shall, in accordance with Applicable Law:

                    (i) recommend that the Shareholders shall approve the Merger and the adoption of this Agreement as of the date hereof,

                    (ii) obtain from the Shareholders their unanimous written consent to the Merger and the adoption of this Agreement as of the date hereof and shall take all other action required by Applicable Law to effect the Merger.

               (b) Parent, in its capacity as the sole shareholder of Merger Sub, hereby approves and consents to the Merger and the adoption of this Agreement as of the date hereof.

          Section 1.6 Directors of Parent. Parent shall procure, prior to the Effective Time, the resignation of two directors from the Parent Board of Directors, effective as of the Effective Time. Parent shall take all actions required under Applicable Law and the articles of incorporation and by-laws of Parent to allow the nomination of two persons designated by the Company to fill the vacancies on the Parent Board of Directors and the election, effective immediately after the Effective Time, to the Parent Board of Directors of such nominees by the Parent Board of Directors or by written consent signed by a majority of the stockholders of Parent (without a meeting and without notice).

          Section 1.7 Subsequent Actions. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                ARTICLE II

                         CONVERSION OF SECURITIES

          Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders of any Shares or holders of Merger Sub Common Stock:

               (a) Merger Sub Common Stock. Each issued and outstanding share of Merger Sub Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

               (b) Cancellation of Treasury Stock. Each Share owned by the Company as treasury stock shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

               (c) Conversion of Shares. Each issued and outstanding Share (other than Shares to be cancelled in accordance with Section 2.1(b) and other than any Dissenting Shares) shall be converted into the right to receive the consideration specified in Exhibit I attached to this Agreement (the "Merger Consideration"), upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.2. From and after the Effective Time, all such converted Shares shall no longer be outstanding and shall be deemed to be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect to such shares except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such certificate in accordance with Section 2.2 or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares as determined in accordance with Section 262 of the DGCL.

               (d) No Fractional Shares. No fraction of a share of capital stock of Parent shall be issued by virtue of the Merger.

          Section 2.2 Exchange of Certificates.

               (a) At the Closing, Parent shall issue and deliver to each Shareholder one or more share certificates representing the aggregate number of shares of Parent Common Stock constituting the Per Share Initial Stock Consideration that such Shareholder has a right to receive (rounded up to the nearest whole share) upon the delivery by such Shareholder, free and clear of any liens, of one or more certificates representing all of the Shares owned by such Shareholder, duly endorsed in blank or accompanied by stock powers or other instruments of transfer fully executed in blank, and bearing or accompanied by all requisite stock transfer stamps.

               (b) Transfer Books; No Further Ownership Rights in the Shares. At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by Applicable Law.

                                ARTICLE III

                            REPRESENTATIONS AND
                         WARRANTIES OF THE COMPANY

          Except as set forth in the Company Disclosure Letter prepared and signed by the Company and delivered to Parent simultaneously with the execution hereof, the Company represents and warrants to Parent and Merger Sub that all of the statements contained in this Article III are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date), and (except for any statement made as of a specified date) will be true and correct as of the Closing Date as though made on the Closing Date. Each exception set forth in the Company Disclosure Letter and each other response to this Agreement set forth in the Company Disclosure Letter is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and relates only to such section, except to the extent that one portion of the Company Disclosure Letter specifically refers to another portion thereof, identifying such other portion by section reference or similar specific cross reference.

          Section 3.1 Organization of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to carry on the Company Business and to own, lease and operate all of its properties and assets, as now conducted, owned, leased or operated. The Company is duly qualified to do business in each jurisdiction in which the nature of the Company Business or the character or location of the properties and assets owned, leased or operated by it makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of its certificate of incorporation and by-laws, each as amended to the date of this Agreement.

          Section 3.2 Capital Structure. The authorized capital stock of the Company is 3,000 Shares, of which 1,000 Shares are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except where provided by this Agreement, there are no outstanding options, warrants, calls, conversion or other rights, preemptive or similar rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Shareholder is a party or by which any of them is bound, obligating the Company or any Shareholder to issue, deliver, purchase or sell, or cause to be issued, delivered, purchased or sold, any shares of capital stock of the Company or obligating the Company or any Shareholder to issue, grant or enter into any such option, warrant, call, conversion or other right, commitment, agreement, arrangement or undertaking, and no authorization therefor has been given. The Company has no outstanding Voting Debt.

          Section 3.3 Subsidiaries.  The Company has no Subsidiaries.

          Section 3.4 Title to Shares. The Shareholders are the record and beneficial owners of all the issued and outstanding Shares, free and clear of all Encumbrances, except for any Encumbrances created by this Agreement.

          Section 3.5 Authority; Validity of Agreement; Board of Directors Approvals Regarding Transactions. (a) Authority; Validity of Agreement. The Company has the corporate power and authority to execute and deliver this Agreement and to take all actions necessary or appropriate to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by all requisite corporate action on the part of the Company, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery of this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

               (b) Board of Directors Approvals Regarding Transactions.
The Company Board of Directors, at a meeting duly called and held, has (i) unanimously determined that each of the Agreement and the Merger are fair to and in the best interests of the Shareholders, (ii) approved the Transactions, (iii) resolved to recommend that the Shareholders approve and adopt this Agreement and the Merger, and none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified. No state takeover statute or control share acquisition statute is applicable to the Merger or the other Transactions.

          Section 3.6 Vote Required. The affirmative vote or written consent of the holders of a bare majority of the outstanding Shares is the only vote or written consent of the holders of any class or series of the Company's capital stock necessary to approve the Merger. No vote or written consent of any class or series of the Company's capital stock is necessary to approve any of the Transactions other than the Merger.

          Section 3.7 No Conflicts. The execution, delivery and performance of this Agreement by the Company will not result in (a) any conflict with or breach of the certificate of incorporation or by-laws of the Company or (b) assuming that the Consents referred to in Section 3.8 hereof are duly obtained, (i) any violation of any Applicable Law or (ii) any violation or breach of or constitute (with or without due notice or lapse of time or both) a default under any Contract to which the Company is a party or (c) the creation or imposition of any material Encumbrance (other than any Encumbrance created by or resulting from the actions of Parent, Merger Sub or any of their respective Affiliates), except, in the case of clauses (b) and (c), any Permitted Encumbrance or any such violation, breach, conflict, default or Encumbrance which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          Section 3.8 Consents and Approvals. Except for Consents which, if not made or obtained, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no Consents with any Governmental Authority or third party are necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the Transactions.

          Section 3.9 Compliance with Laws; Government Regulation; Company Filings.

               (a) Permits; Compliance with Applicable Law. The Company holds all licenses, franchises, permits, orders, approvals and authorizations (collectively, "Permits") necessary for the Company Business. All such Permits are in full force and effect and are not subject to any suspension, modification or revocation or proceedings related thereto. The Company is not in material violation of any Applicable Law relating to the Company or any of its assets, properties or operations and the Company has not received written notice asserting any such material violation by the Company.

               (b) The Advisers Act. The Company is, and at all times required by the Advisers Act since its incorporation has been, duly registered as an investment adviser under the Advisers Act. The Company is, and at all times required by Applicable Law (other than the Advisers
Act) since its incorporation has been, duly registered, licensed or qualified as an investment adviser in each state or any other jurisdiction where the conduct of its business required such registration, licensing or qualification, except for any such failure to be so registered, licensed or qualified that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               (c) Company Filings. The Company has filed all material registrations, reports, statements, notices and other material filings (including all filings on Form ADV) required to be filed with the SEC and any other Governmental Authority (other than a Taxing Authority) by the Company, including all material amendments or supplements to any of the above (the "Filings") since its incorporation. The Filings complied in all material respects, where applicable, with the requirements of Applicable Laws. The Company has made available to Parent complete and correct copies of (i) all Filings made since its incorporation, (ii) all audit or inspection reports received by the Company from the SEC or any other Governmental Authority (other than a Taxing Authority) since its incorporation and all written responses thereto made by the Company since its incorporation, (iii) copies of all inspection reports provided to the Company by the SEC or any other Governmental Authority (other than a Taxing Authority) since its incorporation and (iv) all correspondence relating to any investigation by the SEC or any other Governmental Authority (other than a Taxing Authority) since its incorporation provided to the Company by the SEC or such other Governmental Authority (other than a Taxing Authority).

               (d) Government Examinations. Except for normal examinations conducted by any Governmental Authority in the regular course of the Company Business, since the Company's incorporation, (i) no Governmental Authority has initiated any material administrative proceeding or investigation into the Company Business or Company's operations and (ii) the Company has not received any written notice of any unresolved violation or exception by any Governmental Authority with respect to any report or statement by any Governmental Authority relating to any examination of the Company.

               (e) Agreements with Governmental Authorities. The Company is not subject to any material cease-and-desist or other order issued by, or is a party to any material written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any material order or directive issued by, or is a recipient of any supervisory letter from or has adopted any board resolutions at the request of, any Governmental Authority that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Company Disclosure Letter, a "Company Regulatory Agreement"), nor has the Company ever been advised since its conception by any Governmental Authority that it is considering issuing or requesting any such Company Regulatory Agreement.

               (f) Code of Ethics, Etc. The Company has adopted a formal code of ethics (to the extent required under applicable law) and a written policy regarding insider trading. Such code and policy comply, in all material respects, to the extent applicable thereto, with Section 204A of the Advisers Act, respectively. The policies of the Company with respect to avoiding conflicts of interest are as set forth in their most recent Form ADV (or incorporated by reference therein) (as applicable). As of the date hereof and to the knowledge of the Company, there have been no material violations or allegations of material violations of such policies that have occurred or been made.

               (g) Disqualification, Etc. Neither the Company nor, to the Company's knowledge, any person "associated" (as defined under the Advisers
Act) with any Company, has for a period not less than five years prior to the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act or Rule 206(4)-4(b) thereunder or for disqualification as an investment adviser for any Registered Investment Company pursuant to
Section 9(a) of the Investment Company Act, and to the Company's knowledge there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

          Section 3.10 Real Property. Section 3.10 of the Company Disclosure Letter sets forth a complete list and the location of all Real Property owned or leased by the Company. Complete and correct copies of (i) all leases, deeds, title insurance policies and surveys relating to such Real Property and (ii) all documents evidencing all Encumbrances (other than Permitted Encumbrances) upon such Real Property have heretofore been furnished to Parent. Section 3.10 of the Company Disclosure Letter lists each material item of tangible personal property leased by the Company. The Company has valid and subsisting leasehold interests in the Real Property and tangible personal property listed on Section 3.10 of the Company Disclosure Letter as leased by it subject to no Encumbrance, except for Permitted Encumbrances. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purpose for which it is currently used. The Company owns or has the right to use all of the properties and assets used in and which are necessary to the conduct of the Company Business as presently conducted.

          Section 3.11 Absence of Undisclosed Liabilities. The Company is not subject to any liabilities or obligations (whether absolute, accrued, contingent or otherwise) except obligations and liabilities that (a) were incurred in the ordinary course of business since the incorporation of the Company and (b) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          Section 3.12 Contracts. (a) Section 3.12 of the Company Disclosure Letter lists all Contracts in existence as of the date hereof, the annual revenue or cost to the Company, taken as a whole, of which exceeds $100,000 or which are not cancelable by the Company on notice of 60 days or less without penalty, complete copies of which, including all amendments and supplements thereto, have been made available to Parent.

               (b) No breach, default or event which constitutes or would (with the passage of time, notice or both) constitute a breach or default under any material Contract of the Company has occurred, or, assuming receipt of the appropriate Consents, will occur as a result of this Agreement or the performance by the Company of any of its covenants or obligations hereunder; and each such Contract is valid and binding on the Company and, assuming due authorization, execution and delivery by the other parties thereto, each such Contract is in full force and effect and is enforceable against the Company in accordance with its terms.

               (c) There are no agreements of the Company containing an unexpired covenant not to compete or similar restriction applying to the Company. There are no existing defaults (or circumstances or events that, with the giving of notice or lapse of time or both would become defaults) of the Company (or, to the knowledge of the Company, any other party thereto) under any such Contract, except for such defaults which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          Section 3.13 Absence of Certain Changes. Since its incorporation date, except as permitted under this Agreement, the Company has conducted the Company Business in the ordinary course of business consistent with past practices, and there has not been (a) any change in its working capital, financial condition, results of operation or assets or liabilities which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (b) any declaration, payment or setting aside for payment of any dividend or other distribution in respect of the capital stock of the Company, (c) any change in accounting methods or practices or (d) any agreement with respect to any of the foregoing.

          Section 3.14 Legal Proceedings. There are no Proceedings, claims, inquiries, actions or investigations pending or, to the knowledge of the Company, threatened in writing against the Company or any of its properties or assets which (i) would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or (ii) challenge the validity of the transactions contemplated by this Agreement.

          Section 3.15 Taxes. (a) The Company has (i) timely filed all income and other material Tax Returns required to be filed by it on or prior to the date of this Agreement and all such returns are true, correct and complete in all material respects and (ii) duly paid or made provisions for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by any Taxing Authority other than Taxes which are not yet delinquent or are being contested in good faith. No federal, state, local or foreign audits, examinations, investigations or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns filed by or on behalf of the Company.

               (b) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company.

               (c) The Company is not a party to any tax sharing, tax indemnity or other agreement or arrangement with any Person.

               (d) The Company has not taken or agreed to take any action, or failed to take any action, that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. The Company has no plan or intention to take (or fail to take) any action that could result in the Merger not qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          Section 3.16 Employee Benefit Plans; ERISA.

          Except as set forth on Section 3.16 of the Company Disclosure Letter, the Company has (a) no material bonus, deferred compensation, incentive compensation, stock purchase, option, employment, consulting, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and (b) no other "employee benefit plan" (within the meaning of Section 3(3) of ERISA), whether formal or informal, written or oral and whether legally binding or not, that is maintained or contributed to or was maintained or contributed to at any time by the Company or any Company ERISA Affiliate for the benefit of any employee, former employee or consultant of the Company as to which the Company has any liability.

          Section 3.17 Technology Systems and Intellectual Property.

               (a) The Company owns or has the right to use all components of the Company Technology Systems that are reasonably necessary to the normal operations of the Company Business as currently conducted. The consummation of the Transactions will not materially alter or impair the ownership or right of the Surviving Corporation to use the components of the Company Technology Systems.

               (b) The Company owns the Company Intellectual Property free and clear of any Encumbrances other than Permitted Encumbrances. No Company Intellectual Property application or registration owned by the Company is the subject of any pending, existing or threatened opposition, interference, cancellation proceeding or other similar legal or governmental proceeding before any Governmental Authority. The conduct of the Company Business does not infringe in any material respect upon any intellectual property right owned or controlled by any third party. There are no material claims, proceedings or actions pending or, to the knowledge of the Company, threatened, and the Company has not received any notice of any claim or suit (i) alleging that the activities of the Company infringe upon or constitute the unauthorized use of the proprietary rights of any third party or (ii) challenging the ownership, use, validity or enforceability of any Company Intellectual Property owned or controlled by the Company, and, to the knowledge of the Company, no valid basis for any such claim or suit exists. To the knowledge of the Company, no third party is infringing upon any Company Intellectual Property owned by the Company and no such claims have been made by the Company.

          Section 3.18 Fund Filings, Etc.

               (a) The Company does not currently nor has it ever since inception provided Investment Advisory Services or Brokerage Services that are sponsored by the Company and/or for which the Company acts as a general partner, managing member or in a similar capacity to an Investment Company.

               (b) Each of the Company's officers, and employees which is or who are required to be registered as an investment adviser, a broker-dealer, a registered representative, a sales person or in any commodities-related capacity with the SEC, the securities commission, the National Futures Association, NASD, Inc. or any state or any SRO is duly registered as such and such registration is in full force and effect, except where the failure to be so registered or to have such registration in full force and effect would, individually or in the aggregate, not have a Company Material Adverse Effect.

               (c) There are no proceedings pending (or, to the knowledge of the Company, threatened, nor to the knowledge of the Company has any event occurred or does any condition exist that is reasonably likely to form the basis for any proceeding) that is reasonably likely to result in the revocation, cancellation or suspension, or any adverse modification, of any permit, license, certificate of authority, order or approval having a Company Material Adverse Effect, and the execution and delivery of this Agreement and the consummation of any transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification which, individually or in the aggregate, would have a Company Material Adverse Effect.

               (d) Since the Company's inception, there has existed no "out of balance" condition, pricing error or similar condition with respect to any customer account maintained by the Company, except for such conditions, individually or in the aggregate, as have since been rectified and have not had and would not have a Company Material Adverse Effect and, for the purposes of Section 6.2(a) in the case of any such event occurring after the date hereof, that is material to the Company.

               (e) The Company holds no registrations and licenses as (i) a broker-dealer under the Exchange Act or under any similar state or foreign laws, (ii) a futures commission merchant, commodities trading adviser, commodity pool operator or introducing broker under the Commodities and Futures Trading Act or under any similar state or foreign laws, (iii) an investment adviser under the Advisers Act or under any similar state or foreign laws (other than as set forth in Section 3.18 of the Company Disclosure Letter), (iv) a bank or trust company or (v) an insurance company.

               (f) The Company holds no memberships in and has not been granted trading privileges by any securities exchanges, commodities exchanges, boards of trade and similar organizations.

          Section 3.19 Investment Contracts and Clients. As of the date hereof, the Company does not provide, and since its inception has not provided, Investment Advisory Services or other services pursuant to Investment Contracts.

          Section 3.20 Books and Records. The books, records and accounts of the Company are maintained, in all material respects, in accordance with the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether the Company is subject to that section), including the maintenance of a system of internal controls that provides reasonable assurance that
(i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and to maintain accountability for the Company's consolidated assets; (iii) access to the Company's assets is permitted only in accordance with management's authorization; (iv) the reporting of the Company's assets is compared with existing assets at reasonable intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

          Section 3.21 Bank Holding Company Act; FDIC. The Company does not own or "control" (as defined in Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder (the "BHCA")) a "bank" (as defined in Section 2(c) of the BHCA) or a "bank holding company" (as defined in Section 2(a)(i) of the BHCA). The Company is not an "insured depository institution" under the Federal Deposit Insurance Act.

          Section 3.22 Brokers. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from, the Company in connection with this Agreement or the Transactions.

          Section 3.23 No Other Representations. Except for the representations and warranties contained in this Article III, neither the Company nor any other person or entity acting on behalf of the Company, makes any other representation or warranty, express or implied, with respect to the Company, the Company Business or the Transactions.

                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES
                         OF PARENT AND MERGER SUB

          Except as set forth in the Parent Disclosure Letter prepared and signed by Parent and delivered to the Company simultaneously with the execution hereof, Parent and Merger Sub represent and warrant to the Company that all of the statements contained in this Article IV are correct and complete as of the date of this Agreement (or, if made as of a specified date, as of such date), and (except for any statement made as of a specified date) will be true and correct as of the Closing Date as though made on the Closing Date. Each exception set forth in the Parent Disclosure Letter and each other response to this Agreement set forth in the Parent Disclosure Letter is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and relates only to such section, except to the extent that one portion of the Parent Disclosure Letter specifically refers to another portion thereof, identifying such other portion by section reference or similar specific cross reference.

          Section 4.1 Organization of Parent and Merger Sub. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation. Each of Parent and Merger Sub has the requisite corporate power and authority to carry on its business and to own, lease and operate all of its properties and assets, as now conducted, owned, leased or operated. Each of Parent and Merger Sub is duly qualified to do business in each jurisdiction in which the nature of its business or the character or location of the properties and assets owned, leased or operated by it makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Sub has made available to the Company complete and correct copies of its articles of incorporation or certificate of incorporation, as applicable, and by-laws, each as amended to the date of this Agreement and minutes (whether in draft or final form) of all meetings of their boards of directors or any committees thereof since January 1, 2000.

          Section 4.2 Capital Structure. The authorized capital stock of Parent is 60,000,000 shares of common stock, par value $0.01, of which 8,539,0211 shares are issued and outstanding, and 1,000,000 shares of preferred stock, par value $1.00, of which none are issued and outstanding, and 150,000 shares of preferred stock were designated as "Series A Junior Preferred Stock" and reserved for issuance upon exercise of the rights issued pursuant to that certain Rights Agreement, dated as of July 11, 1994, by and between Parent and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"). The authorized capital stock of Merger Sub is 100 shares of common stock, par value $0.01, of which 100 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of each of Parent and Merger Sub have been duly authorized and validly issued and are fully paid and nonassessable. Except where provided by this Agreement, there are no outstanding options, warrants, calls, conversion or other rights, preemptive or similar rights, commitments, agreements, arrangements or undertakings of any kind to which any of Parent or Merger Sub is a party or by which either of them is bound, obligating Parent or Merger Sub to issue, deliver, purchase or sell, or cause to be issued, delivered, purchased or sold, any shares of capital stock of Parent or Merger Sub or obligating Parent or Merger Sub to issue, grant or enter into any such option, wan-ant, call, conversion or other right, commitment, agreement, arrangement or undertaking, and no authorization therefor has been given. Each of Parent and Merger Sub has no outstanding Voting Debt.

          Section 4.3 Subsidiaries. The authorized capital stock of each Subsidiary of Parent (other than Merger Sub) and the number of issued and outstanding shares of each such Subsidiary are set forth in Section 4.3 of the Parent Disclosure Letter. All such issued and outstanding shares are owned directly or indirectly by Parent, free and clear of all Encumbrances and have been duly authorized and validly issued and are fully paid and non-assessable. Each such Subsidiary (a) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of organization; (b) has full corporate or limited liability company power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (c) is duly qualified or licensed to do business as a foreign corporation or limited liability company in good standing in each jurisdiction in which the failure to be so qualified or licensed would reasonably be expected to have a Parent Material Adverse Effect. No Subsidiary of parent has any outstanding Voting Debt.

          Section 4.4 Title to Shares of Capital Stock of Merger Sub. Parent is the record and beneficial owner of all the issued and outstanding shares of capital stock of Merger Sub, free and clear of all Encumbrances, except for any Encumbrances created by this Agreement.

          Section 4.5 Authority; Validity of Agreement; Board of Director Approvals Regarding Transactions.

               (a) Authority Validity of Agreements. Each of Parent and Merger Sub has the corporate power and authority to execute and deliver this Agreement and to take all actions necessary or appropriate to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by all requisite corporate action on the part of each of Parent and Merger Sub, and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery of this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming due and valid authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

               (b) Board of Directors Approvals Regarding Transactions.
The Merger Sub Board of Directors, at a meeting duly called and held, has
(i) unanimously determined that each of the Agreement and the Merger are fair to and in the best interests of Parent as the sole shareholder of Merger Sub, (ii) approved the Transactions, (iii) resolved to recommend that Parent as the sole shareholder of Merger Sub approve and adopt this Agreement and the Merger, and none of the aforesaid actions by the Merger Sub Board of Directors has been amended, rescinded or modified. Parent Board of Directors, at a meeting duly called and held, has (i) unanimously determined that each of the Agreement and the Merger are fair to and in the best interests of Parent as the sole shareholder of Merger Sub, (ii) approved the Transactions, (iii) resolved that Parent as the sole shareholder of Merger Sub approve and adopt this Agreement and the Merger, and none of the aforesaid actions by Parent Board of Directors has been amended, rescinded or modified. No state takeover statute or control share acquisition statute is applicable to the Merger or the other Transactions.

          Section 4.6 No Conflicts. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub (including, without limitation, the issuance of the Merger Consideration) will not result in (a) any conflict with or breach of the certificate of incorporation or articles of incorporation, as applicable, or by-laws of Parent or Merger Sub or (b) assuming that the Consents referred to in
Section 4.7 hereof are duly obtained, (i) any violation of any Applicable Law or (ii) any violation or breach of or constitute (with or without due notice or lapse of time or both) a default under any Contract to which Parent or Merger Sub is a party or (c) the creation or imposition of any material Encumbrance (other than any Encumbrance created by or resulting from the actions of the Company or any of its Affiliates), except, in the case of clauses (b) and (c), any Permitted Encumbrance or any such violation, breach, conflict, default or Encumbrance which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

          Section 4.7 Consents and Approvals. Except for Consents which, if not made or obtained, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, no Consents with any Governmental Authority or third party (including any consents of holders of shares of Parent capital stock) are necessary in connection with the execution and delivery by Parent or Merger Sub of this Agreement and the consummation of the Transactions.

          Section 4.8 Compliance with Laws; Government Regulation.

               (a) Permits; Compliance with Applicable Law. Parent holds all Permits necessary for the Parent Business. All such Permits are in full force and effect and are not subject to any suspension, modification or revocation or proceedings related thereto. Neither Parent nor any of its Subsidiaries is, and at all times since January 1, 2000 has been, in material violation of any Applicable Law relating to Parent or any of its Subsidiaries or any of their respective assets, properties or operations, and neither Parent nor any of its Subsidiaries has received written notice asserting any such material violation by Parent nor any of its Subsidiaries.

               (b) Investment Company. Parent is not, and at all times since January 1, 2000 except as set forth in Section 4.8(c) of the Parent Disclosure Letter has not been, and upon the consummation of the Transactions will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

               (c) Government Examinations. Except as set forth in Section 4.8(c) of the Parent Disclosure Letter and for normal examinations conducted by any Governmental Authority in the regular course of the Parent Business, since January 1, 2000, (i) no Governmental Authority has initiated any administrative proceeding or, to the knowledge of Parent, investigation into the Parent Business or operations of Parent or any of its Subsidiaries and (ii) neither Parent nor any of its Subsidiaries has received any written notice of any unresolved violation or exception by any Governmental Authority with respect to any report or statement by any Governmental Authority relating to any examination of Parent or any of its Subsidiaries.

               (d) Disqualification, Etc. Neither Parent nor, to Parent's knowledge, any person "associated" (as defined under the Advisers Act) with Parent, has for a period not less than five years prior to the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act or Rule 206(4)-4(b) thereunder or for disqualification as an investment adviser for any Registered Investment Company pursuant to
Section 9(a) of the Investment Company Act, and to Parent's knowledge there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

          Section 4.9 SEC Reports and Parent Financial Statements and Certifications; Internal Controls and Disclosure Controls.

               (a) SEC Reports and Parent Financial Statements. Parent has filed with the SEC, and has heretofore made available to the Company, complete and correct copies of, the Parent SEC Documents. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date hereof, the Parent SEC Documents, including, without limitation, any financial statements or schedules included therein
(a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act, and the Sarbanes-Oxley Act, as the case may be. Other than the Public Parent Subsidiary, no subsidiary of Parent, was in the last five years or, is required to file any forms, reports, schedules, statements or other documents with the SEC under the Exchange Act, the Securities Act or the Sarbanes-Oxley Act. The Parent Financial Statements have been prepared from, and are in accordance with, the books and records of Parent and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly financial statements, as permitted by the instructions to Form 10Q promulgated pursuant to the Exchange Act) applied on a consistent basis during the period involved (except as may be stated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of Parent and its consolidated Subsidiaries as of the times and for the periods referred to therein.

               (b) Certifications. No executive officer of Parent has failed in any respect to make the certifications required of such executive officer under Section 302 and Section 906 of the Sarbanes-Oxley Act.

               (c) Disclosure Controls and Procedures. Parent has in place the "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15(d)-15(e) of the Exchange Act) required in order for the principal executive officer and principal financial officer of Parent to engage in the review and evaluation process mandated by the Exchange Act. Parent's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Parent's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Parent required under the Exchange Act with respect to such reports.

               (d) Off-Balance Sheet Arrangements. Section 4.9(d) of the Parent Disclosure Letter describes, and Parent has delivered to the Company complete and correct copies of all documents governing, all "off balance sheet arrangements" (as defined by item 303(a)(4) of Regulation S-K promulgated by the SEC) in respect of Parent or any of its Controlled Affiliates.

          Section 4.10 Books and Records. The books, records and accounts of the Parent and each of its Subsidiaries are maintained, in all material respects, in accordance with the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether the Parent or its Subsidiaries are subject to that section), including the maintenance of a system of internal controls that provides reasonable assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Parent and to maintain accountability for the Parent's consolidated assets; (iii) access to the Parent's assets is permitted only in accordance with management's authorization; (iv) the reporting of the Parent's assets is compared with existing assets at reasonable intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

          Section 4.11 Real Property. Section 4.11 of the Parent Disclosure Letter sets forth a complete list and the location of all Real Property owned or leased by Parent. Complete and correct copies of (i) all leases, deeds, title insurance policies and surveys relating to such Real Property and (ii) all documents evidencing all Encumbrances (other than Permitted Encumbrances) upon such Real Property have heretofore been furnished to the Company. Section 4.11 of the Parent Disclosure Letter lists each material item of tangible personal property leased by Parent. Each of Parent and its Subsidiaries has (a) valid and subsisting leasehold interests in the Real Property and tangible personal property listed on
Section 4.11 of the Parent Disclosure Letter as leased by it and (b) legal and beneficial ownership of all of its tangible personal property included in the Parent Financial Statements dated as of March 31, 2004 (except for properties disposed of since such date in the ordinary course of business), in each case subject to no Encumbrance, except for Permitted Encumbrances. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purpose for which it is currently used. Parent or its Subsidiaries own or have the right to use all of the properties and assets used in and which are necessary to the conduct of the Parent Business as presently conducted.

          Section 4.12 Absence of Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries is subject to any liabilities or obligations (whether absolute, accrued, contingent or otherwise) except (a) obligations and liabilities reflected or reserved in the audited consolidated balance sheet included in the most recent Parent Financial Statements or (b) obligations and liabilities incurred in the ordinary course of business since the date of the audited consolidated balance sheet included in the most recent Parent Financial Statements that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

          Section 4.13 Contracts.    Section 4.13 of the Parent Disclosure
Letter lists all Contracts in existence as of the date hereof the annual revenue or cost to Parent or its Subsidiaries, taken as a whole, of which exceeds $l00,000 or which are not cancelable by Parent or any of its Subsidiaries on notice of 60 days or less without penalty (other than real property leases, labor or employment-related agreements and intellectual property licenses, which are provided for in Sections 4.11, 4.17 and 4.18, respectively), complete copies of which, including all amendments and supplements thereto, have been made available to the Company.

               (b) No breach, default or event which constitutes or would (with the passage of time, notice or both) constitute a breach or default under any such Contract, has occurred, or, assuming receipt of the appropriate Consents, will occur as a result of this Agreement or the performance by each of Parent and Merger Sub of any of its covenants or obligations hereunder; and each such Contract is valid and binding on Parent or, any Subsidiary of Parent that is a party thereto, and, assuming due authorization, execution and delivery by the other parties thereto, each such Contract is in full force and effect and is enforceable against Parent or any such Subsidiary, as the case may be, in accordance with its terms.

               (c) There are no agreements of Parent or any of its Subsidiaries containing an unexpired covenant not to compete or similar restriction applying to Parent or any such Subsidiary. There are no existing defaults (or circumstances or events that, with the giving of notice or lapse of time or both would become defaults) of Parent or any of its Subsidiaries (or, to the knowledge of Parent, any other party thereto) under any such Contract, except for such defaults which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

          Section 4.14 Absence of Certain Changes. Since June 30, 2003, except as permitted under this Agreement, each of Parent and its Subsidiaries has conducted the Parent Business in the ordinary course of business consistent with past practices, and there has not been (a) any change in its working capital, financial condition, results of operation or assets or liabilities which would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (b) any purchase or redemption or other acquisition by Parent or any of its Subsidiaries of any shares of capital stock of Parent or any of its Subsidiaries, (c) any declaration, payment or setting aside for payment of any dividend or other distribution in respect of the capital stock of Parent or any of its Subsidiaries, (d) any change in accounting methods or practices or any significant change in any of its Internal Controls or in other factors that could significantly affect any of its Internal Controls or (e) any agreement with respect to any of the foregoing.

          Section 4.15 Legal Proceedings. There are no Proceedings, claims, inquiries, actions or investigations pending or, to the knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries or any of their respective properties or assets which (i) would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or (ii) challenge the validity of the Transactions.

          Section 4.16 Taxes.

               (a) Each of Parent and its Subsidiaries has (i) timely filed all income and other material Tax Returns required to be filed by it on or prior to the date of this Agreement and all such returns are true, correct and complete in all material respects and (ii) duly paid or made provisions for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by any Taxing Authority other than Taxes which are not yet delinquent or are being contested in good faith. No federal, state, local or foreign audits, examinations, investigations or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns filed by or on behalf of Parent or any of its Subsidiaries.

               (b) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Parent or any of its Subsidiaries.

               (c) Neither Parent nor any of its Subsidiaries is a party to any tax sharing, tax indemnity or other agreement or arrangement with any Person.

               (d) Neither Parent nor any of its Subsidiaries has taken or agreed to take any action, or failed to take any action, that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Neither Parent nor any of its Subsidiaries has any plan or intention to take any action (or fail to take any action) that could result in the Merger not qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          Section 4.17 Employee Benefit Plans: ERISA.

               (a) Section 4.17(a) of the Parent Disclosure Letter sets forth a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, option and other equity compensation, employment, consulting, retention, severance or termination pay, surgical, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, stock bonus, pension or retirement plan, fund, program, agreement or arrangement, and each other "employee benefit plan" (within the meaning of Section 3(3) of ERISA), whether formal or informal, written or oral and whether legally binding or not, that is sponsored, maintained or contributed to or was sponsored, maintained or contributed to at any time by Parent, any of its Subsidiaries or any Parent ERISA Affiliate for the benefit of any employee, former employee, consultant or director of Parent or any of its Subsidiaries or as to which Parent or such Subsidiary has any liability (a "Plan").

               (b) With respect to each Plan, Parent has made available to the Company true and complete copies of each of the following documents:

                    (i) a copy of the Plan (including all amendments thereto) or if the Plan is not a written Plan, a description thereof;

                    (ii) a copy of any annual report required under ERISA or other Applicable Law with respect to each such Plan for the most recently completed plan year;

                    (iii) a copy of any actuarial report required under ERISA or other Applicable Law with respect to each such Plan for the recently completed plan year;

                    (iv) a copy of the most recent summary plan description;

                    (v) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the most recent financial statement related thereto;

                    (vi) all contracts relating to any Plan with respect to which Parent or any of its Subsidiaries has any material liability; and

                    (vii) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under Section 401 of the Code.

               (c) (i) No Plan is a "multiemployer plan," as such term is defined in Section (3)(37) of ERISA and no Plan is subject to Title IV of ERISA; (ii) each Plan has been operated and administered in all respects in accordance with the requirements of all Applicable Law except for any such failure that could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; (iii) each of the Plans intended to be "qualified" within the meaning of Section 40 1(a) of the Code is so qualified and no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; (iv) each Plan intended to satisfy the requirements of Section 501 (c)(9) of the Code has satisfied such requirements; (v) neither Parent, any of its Subsidiaries, any Parent ERISA Affiliate, any Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Parent, any of its Subsidiaries, any Parent ERISA Affiliate, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975 or 4976 of the Code; (vi) neither Parent, any of its Subsidiaries nor a Parent ERISA Affiliate has incurred, directly or indirectly, any liability (including any material contingent liability) pursuant to Title IV of ERISA that has not been satisfied in full and no condition exists that presents a material risk to Parent, any such Subsidiary, or any Parent ERISA Affiliate of incurring such liability or contingent liability; and (vii) neither Parent, any of its Subsidiaries nor any Parent ERISA Affiliate made, or was required to make, contributions to any plan subject to Title IV of ERISA (a "Title IV Plan") during the six year period ending on the last day of the most recent Title IV Plan year ended prior to the Closing Date.

               (d) No Plan provides benefits, including, without limitation, death, surgical, hospitalization, or medical benefits (whether or not insured), with respect to current or former employees of Parent or any of its Subsidiaries for periods extending beyond their retirement or other termination of service other than (i) coverage required to be provided under Applicable Law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Parent or any of its Subsidiaries or a Parent ERISA Affiliate or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

               (e) There are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan.

               (f) The consummation of the Transactions will not, either alone or in combination with another event, (i) entitle any current or former employee, director or officer of Parent or any of its Subsidiaries to severance pay, unemployment compensation or any other similar payment, or (ii) accelerate the time of payment or vesting or increase the amount of compensation due any such employee.

               (g) No amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

          Section 4.18 Technology Systems and Intellectual Property.

               (a) Parent and its Subsidiaries, taken as a whole, own or have the right to use all components of the Parent Technology Systems that are reasonably necessary to the normal operations of the Parent Business. The consummation of the Transactions will not materially alter or impair the ownership or right of Parent and its Subsidiaries, taken as a whole, to use the components of the Parent Technology Systems.

               (b) Parent and its Subsidiaries, taken as a whole, own the Parent Intellectual Property free and clear of any Encumbrances other than Permitted Encumbrances. No Parent Intellectual Property application or registration owned by Parent or any of its Subsidiaries is the subject of any pending, existing or threatened opposition, interference, cancellation proceeding or other similar legal or governmental proceeding before any Governmental Authority. The conduct of the Parent Business does not infringe in any material respect upon any intellectual property right owned or controlled by any third party. There are no material claims, proceedings or actions pending or, to the knowledge of Parent, threatened, and neither Parent nor any of its Subsidiaries has received any notice of any claim or suit (i) alleging that the activities of Parent or any of its Subsidiaries infringe upon or constitute the unauthorized use of the proprietary rights of any third party or (ii) challenging the ownership, use, validity or enforceability of any Parent Intellectual Property owned or controlled by Parent or any of its Subsidiaries, and, to the knowledge of Parent, no valid basis for any such claim or suit exists. To the knowledge of Parent, no third party is infringing upon any Parent Intellectual Property owned by Parent or any of its Subsidiaries and no such claims have been made by Parent or any of its Subsidiaries.

          Section 4.19 Insurance. All insurance policies and indemnity bonds of Parent or any of its Subsidiaries in effect as of the date hereof are listed in Section 4.19 of the Parent Disclosure Letter. Each such insurance policy or bond is in full force and effect, and neither Parent nor any of its Subsidiaries has received written notice from any insurer or agent of any intent to cancel any such insurance policy or bond.

          Section 4.20 Affiliate Transactions. Section 4.20 of the Parent Disclosure Letter sets forth a correct and complete list of all Contracts in effect as of the date hereof between Parent or any of its Subsidiaries, on the one hand, and any Affiliate of Parent or any of its Subsidiaries or officer, director or shareholder of Parent or any of its Subsidiaries or any such Affiliate, on the other hand. A complete and correct copy of each such Contract has been made available to the Company. Neither Parent nor any if its Subsidiaries has any personal loan outstanding, and since July 30, 2002 has not extended or maintained credit, or arranged for the extension of credit, to any director or executive officer (within the meaning of Section 402 of the Sarbanes-Oxley Act).

          Section 4.21 Brokers. Other than Ryan Beck & Co., the fees and expenses of which will be paid by Parent, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from, Parent or any of its Subsidiaries in connection with this Agreement or the Transactions.

          Section 4.22 Share Ownership. None of Parent, Merger Sub or any of their respective Affiliates or Associates beneficially owns any Shares.

          Section 4.23 Merger Sub's Operations. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.

          Section 4.24 No Other Representations. Except for the representations and warranties contained in this Article IV, neither Parent, Merger Sub nor any other person or entity acting on their behalf, makes any other representation or warranty, express or implied, with respect to Parent or any of its Subsidiaries, the Parent Business or the Transactions.

                            ARTICLE V

                            COVENANTS

          Section 5.1 Interim Operations.

               (a) Interim Operations of the Company. The Company covenants and agrees that prior to the Effective Time, except (1) as expressly contemplated by this Agreement, (2) as set forth in Section 5.1 of the Company Disclosure Letter, or (3) as agreed in writing by Parent, after the date hereof, the Company Business shall be conducted only in the usual, regular and ordinary course and substantially in the same manner as heretofore conducted, and the Company shall use its best efforts to preserve its business organization intact.

               (b) Interim Operations of Parent. Parent covenants and agrees that prior to the Effective Time, except (1) as expressly contemplated by this Agreement, (2) as set forth in Section 5.1 of the Parent Disclosure Letter, or (3) as agreed in writing by the Company, after the date hereof, the Parent Business shall be conducted only in the usual, regular and ordinary course and substantially in the same manner as heretofore conducted, and each of Parent and its Subsidiaries shall use its best efforts to preserve its business organization intact.

          Section 5.2 Access and Confidentiality.

               (a) The Company. The Company shall afford to the officers, employees, accountants, counsel, and other representatives of Parent, full access during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall furnish promptly to Parent all information concerning its business, properties and personnel as Parent may reasonably request. Until the Effective Time, unless otherwise required by Applicable Law, Parent shall hold any such information which is nonpublic in confidence.

               (b) Parent. Parent shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, and other representatives of the Company, full access during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Parent shall (and shall cause each of its Subsidiaries to) furnish promptly to the Company (i) a copy of each Parent SEC Document filed or received by it during such period, and (ii) all other information concerning its business, properties and personnel as the Company may reasonably request. Access shall include the right to conduct such environmental studies as the Company, in its discretion, shall deem appropriate. Until the Effective Time, unless otherwise required by Applicable Law, the Company shall hold any such information which is nonpublic in confidence.

          Section 5.3 Reasonable Best Efforts.

               (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Parent, Merger Sub and the Company agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any Applicable Law) to consummate and make effective the Merger and the other Transactions as promptly as practicable including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Authority, and (ii) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Authority necessary to be obtained prior to Closing.

               (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Authority or any other information supplied by such party to a Governmental Authority in connection with this Agreement, the Merger and the other Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Authority regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, each party shall use its best efforts to effect such transfers, amendments or modifications.

               (c) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require any party to commence any litigation against any entity in order to facilitate the consummation of any of the Transactions or to defend against any litigation brought by any Governmental Authority seeking to prevent the consummation of any of the Transactions.

          Section 5.4 [Intentionally Omitted]

          Section 5.5 [Intentionally Omitted]

          Section 5.6 Transfer of Shareholders' Shares. The Company hereby waives any rights the Company may have under any agreement or otherwise to object to the transfer to Merger Sub or Parent of any or all Shares held by the Shareholders and hereby covenants not to consent to the transfer of any Shares held by the Shareholders to any other Person unless (i) the Company will have obtained the specific, prior written consent of Parent with respect to any such transfer or (ii) this Agreement will have been terminated pursuant to Article VII.

          Section 5.7 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, until the Closing Date, or the date the Transactions are terminated or abandoned pursuant to Article VII, neither the Company, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without prior consultation with each other party, except as may be required by Applicable Law or by any listing agreement with a national securities exchange or trading market.

          Section 5.8 Notification of Certain Matters. Each party shall give prompt notice to the other parties of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          Section 5.9 Merger Sub Compliance. Parent shall cause Merger Sub to comply with all of its obligations under or related to this Agreement.

          Section 5.10 Advisory Agreements.

               (a) As soon as reasonably practicable following the date hereof (unless otherwise performed prior hereto), the Company shall send a notice to each Client informing such Client of the Merger and either:

                    (i) (A) informing such Client that SPS intends to assign such Client's investment advisory agreement to the Company and that the Company intends to continue to provide investment advisory services to such Client in accordance with the Client's investment advisory agreement with SPS, (B) requesting such Client to consent to such assignment and (C) informing such Client that the consent of such Client will be deemed to have been granted if such Client continues to accept such investment advisory services for a period of at least thirty (30) days after the sending of such notice unless such Client requests the termination of such investment advisory services (the "Negative Consent Notice") or

                    (ii) requesting such Client deliver an instruction to SPS and the Company regarding the transfer of such Client's account to the Company and informing such Client of any other actions required to transfer the management of such Client's investment advisory account to the Company (the "Affirmative Consent Notice").

               (b) The parties hereto agree that a Client's consent shall be deemed given for all purposes hereunder (and that such Client shall be a "Consenting Client" for purposes of Exhibit I hereto), (A) in the case of any Client that received the Negative Consent Notice, (i) if the written consent requested in such notice is received or (ii) if the written consent requested in such notice is not received within thirty (30) days of the sending of such notice to the Client, unless such Client shall have affirmatively stated to the Company that it does not so consent or that it intends to terminate its investment advisory account with the Company, (B) in the case of any Client that received the Affirmative Consent Notice, upon receipt of the instruction requested by such notice by either the Company or SPS from such Client and (C) in the case of any Client that received either the Negative Consent Notice or the Affirmative Consent Notice, (i) upon such Client entering into an investment advisory agreement with the Company, (ii) upon such Client otherwise affirmatively consenting in writing to the assignment of its investment advisory agreement from SPS to the Company or (iii) upon such Client otherwise providing evidence showing its clear intention to transfer its investment advisory account from SPS to the Company.

          (c) Without limiting the foregoing, with respect to each Client that is an Investment Company but not registered as an investment company under the Investment Company Act, the Company shall use its reasonable best efforts to obtain in accordance with the constituent documents of such Investment Company and applicable law, as promptly as practicable following the date hereof, the consent and approval (as applicable) of any governing body of such Investment Company and of its investors required by such constituent documents and applicable law of either (a) the continuation of each Investment Contract between the Company and such Investment Company to the assignment or deemed assignment of such Investment Contract as a result of the Merger (to the extent any such agreement may continue in effect following the Merger with such consent) or (b) a new Investment Contract and a replacement of any other existing agreement between the Company and such Investment Company, to the extent the existing advisory agreement and/or any other such existing agreement will terminate as a result of the Merger) (in each case to be in effect as of, and subject to, the Closing) on terms substantially identical (and identical with respect to fee rates) to the terms of the Company's existing Investment Contract and other applicable agreement with such Investment Company. The manner of consent and approval solicited with respect to each such Investment Company that is not a Registered Investment Company shall be reasonably acceptable to Parent, and all solicitation and related materials distributed in connection with the consents and approvals described in this paragraph shall be in form and substance reasonably acceptable to Parent and Parent shall be provided a reasonable opportunity to review all such solicitation and related materials prior to distribution and to have its reasonable comments reflected therein.

          Section 5.11 Tax Matters. Parent and the Company shall use reasonable best efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 3 68(a) of the Code. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-2(g). Parent shall not take or fail to take, and shall cause its Affiliates (including after the Effective Time, the Company) not to take or fail to take, any action that could result in the Merger not qualifying as a reorganization within the meaning of Section 368(a) of the Code. Parent shall not take or fail to take, and shall cause its Affiliates (including after the Effective Time, the Company) not to take or fail to take, any position on any Federal, state or local income Tax Return or franchise Tax Return, or any other reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, or any of the representations set forth in Section 4.16(d) hereof, unless otherwise required by a decision of the Tax Court or a judgment, decree or other order by any court of competent jurisdiction, which has become final or non-appealable, or by applicable state or local income or franchise Tax law.

                                ARTICLE VI

                                CONDITIONS

          Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent or Merger Sub, as the case may be, to the extent permitted by Applicable Law:

               (a) Shareholder Approval. This Agreement shall have been approved and adopted by the unanimous vote of the holders of the Shares; and

               (b) No Legal Prohibition, Etc. No order, injunction, judgment or decree issued by any court or other Governmental Authority or other legal restraint or prohibition preventing the consummation of the Merger or the Transactions shall be in effect, no Proceeding initiated by any Governmental Authority shall be pending or threatened that seeks (i) to restrain, enjoin or otherwise prevent or prohibit the consummation of the Merger or the Transactions or (ii) to recover any material damages or other material relief as a result of the consummation of the Merger or the Transactions, and no law shall have been enacted, entered, promulgated or enforced by any court or Governmental Authority that prohibits, restricts or makes illegal the consummation of the Merger or the Transactions.

          Section 6.2 Conditions to Parent's and Merger Sub's Obligations to Effect the Merger. The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent and Merger Sub, to the extent permitted by Applicable Law:

               (a) Representations and Warranties. The representations and warranties of the Company set forth in Article III shall be true in all material respects on the date of this Agreement and as of the Effective Time;

               (b) Covenants. The Company shall have complied in all material respects with its obligations under the terms of this Agreement;

               (c) Stockholders Agreement. The Stockholders Agreement, by and among the Shareholders and the other parties thereto, substantially in the form of Annex C hereto (the "Stockholders Agreement"), shall have been duly executed and delivered by the Shareholders;

               (d) Registration Rights Agreement. The Registration Rights Agreement, by and among the Shareholders and the other parties thereto, substantially in the form of Annex D hereto (the "Registration Rights Agreement"), shall have been duly executed and delivered by the Shareholders; and

               (e) Consent. The Company shall have received and delivered to Parent an Affirmative Consent Notice from CI Mutual Funds Inc.

          Section 6.3 Conditions to Company's Obligations to Effect the Merger. The obligations of the Company to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, to the extent permitted by Applicable Law:

               (a) Representations and Warranties. The representations and warranties of each of Parent and Merger Sub set forth in Article IV shall be true in all material respects on the date of this Agreement and as of the Effective Time;

               (b) Covenants. Each of Parent and Merger Sub shall have complied in all material respects with its obligations under the terms of this Agreement;

               (c) Opinion. The Company shall have received the legal opinion of McDonald, Carano, Wilson, McCune, Bergin, Frankovich & Hicks LLP, Nevada counsel to Parent, substantially in the form attached hereto as Annex B;

               (d) Stockholders Agreement. The Stockholders Agreement shall have been duly executed and delivered by each party thereto other than the Shareholders; and

               (e) Registration Rights Agreement. The Registration Rights Agreement shall have been duly executed and delivered by each party thereto other than the Shareholders.

                                ARTICLE VII

                                TERMINATION

          Section 7.1 Termination. The Transactions may be terminated or abandoned at any time prior to the Effective Time, whether before or after shareholder approval thereof:

               (a) By the mutual written consent of Parent and the Company.

               (b) By either of the Company or Parent:

                    (i) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the consummation of the Merger or the Transactions; or

                    (ii) if the Closing has not occurred on or before the Business Day following the date of this Agreement.

              (c) By the Company if Parent or Merger Sub shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within one Business Day after the giving of written notice by the Company to Parent or Merger Sub, as applicable.

               (d) By Parent if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within one Business Day after the giving of written notice by Parent to the Company.

          Section 7.2 Effect of Termination. In the event of the termination or abandonment of the Transactions by any party hereto pursuant to the terms of this Agreement, (i) written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination or abandonment of the Transactions is made, and (ii) this Agreement shall immediately become void and there shall be no liability on the part of Parent, Merger Sub or the Company except (A) for fraud or for breach of this Agreement prior to such termination or abandonment of the Transactions and (B) as set forth in (1) the last sentence of each of Section 5.2(a) and Section 5.2(b), (2) this Section 7.2, and (3) Section 9.1 and the remainder of Article IX (other than
Section 9.3) to the extent applicable to each surviving section.

                               ARTICLE VIII

                    DEFINITIONS AND INTERPRETATION

          Section 8.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

          "Advisers Act" shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

          "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

          "Affirmative Consent Note" shall have the meaning set forth in
Section 5.10.

          "Agreement" or "this Agreement" shall mean this Agreement and Plan of Merger, together with the Exhibits and Appendices hereto and the Disclosure Letters.

          "Applicable Law" shall mean any domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment or decree applicable to the parties or any of their respective Affiliates or any of the properties or assets of any such Person, as the case may be.

          "Associate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

          "Base Date" means April 30, 2004.

          "BHCA" shall have the meaning set forth in Section 3.23.

          "Brokerage Services" shall mean acting as a broker-dealer within the meaning of the Exchange Act.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in the State of Delaware are generally closed for regular banking business.

          "Client List" means the list of clients attached as Exhibit I to the Company Disclosure Letter.

          "Client" means any Person listed on the Client List.

          "Closing" shall mean the closing referred to in Section 1.3.

          "Closing Date" shall mean the date on which the Closing occurs. "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Company" shall have the meaning set forth in the introductory paragraph to this Agreement.

          "Company Board of Directors" shall mean the board of directors of the Company.

          "Company Business" shall mean the business of the Company in rendering investment advisory, investment management and related services for compensation.

          "Company Disclosure Letter" shall mean the letter of even date herewith prepared and signed by the Company and delivered to Parent simultaneously with the execution hereof.

          "Company ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

          "Company Intellectual Property" shall mean all material domestic and foreign copyrights, patents, proprietary models, processes, formulas and databases, client lists, service marks, Software, know-how, trade names, trademarks and trade secrets, which are used by the Company for the Company Business, all registrations or applications for registration of any of the foregoing and all licenses and agreements pursuant to which the Company has acquired rights in or to any of the foregoing.

          "Company Regulatory Agreement" shall have the meaning set forth in Section 3.21.

          "Company's knowledge" or" knowledge of the Company" shall mean the knowledge that the directors and officers of the Company and the employees, if any, of the Company having responsibility for the particular subject matter at issue have or would possess after reasonable investigation and inquiry.

          "Company Material Adverse Effect" shall mean any effect (a) that is material and adverse to the business, assets, revenues, financial condition, results of operations or assets under management of the Company, or (b) which is reasonably likely to prevent the Company from consummating the transactions contemplated by this Agreement; provided that declines in U.S. or global securities markets, currency fluctuations or industry or economic conditions in general, or changes in the asset management industry generally, shall be excluded from any determination as to the occurrence of a Company Material Adverse Effect.

          "Company Technology Systems" shall mean all material electronic data processing, information, record-keeping, communications, telecommunications, portfolio trading and computer systems (including Software) which are used in the Company Business, excluding commercially available off-the-shelf software.

          "Consent" shall mean any filings, notices, consents or approvals (including negative consents) from any Governmental Authority or third party that are necessary in connection with (a) the execution and delivery of this Agreement and (b) the consummation of the Transactions.

          "Contract" shall mean any agreement, indenture, undertaking, debt instrument, contract, guarantee, loan, note, mortgage, arrangement, license, lease or other commitment relating to the ownership of or use by any Person of any of its properties or assets or relating to the conduct of its businesses to which such Person is a party at any specified date, including, in the case of Contracts of the Company, any Investment Management Agreement.

          "Control" or "Controlled" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise. For purposes of this definition, a general partner or managing member of a Person shall always be considered to Control such Person.

          "DGCL" shall have the meaning set forth in the recitals to this Agreement.

          "Disclosure Letters" shall mean the Company Disclosure Letter and the Parent Disclosure Letter.

          "Dissenting Shares" shall mean any Shares as to which the holder thereof has demanded appraisal with respect to the Merger in accordance with Section 262 of the DGCL and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal.

          "Effective Time" shall mean the date on which the certificate of merger referred to in Section 1.2 is duly filed with the Secretary of State of the State of Delaware or such other time as is agreed upon by the parties and specified in such certificate of merger.

          "Encumbrance" shall mean any mortgage, pledge, hypothecation, rights of others, claim, security interest, encumbrance, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, charge, easement encroachments or other conditions, commitments, restrictions or limitations of any nature whatsoever.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Consideration" shall have the meaning set forth in
Exhibit I.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC thereunder.

          "GAAP" shall mean generally accepted accounting principles as used in the United States of America as in effect at the time any applicable financial statements were prepared or any act requiring the application of GAAP was performed.

          "Governmental Authority" shall mean any government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC or any other government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority.

          "Indemnified Person" shall mean each present and former officer and director of the Company, Parent or any of Parent's Subsidiaries as of the Effective Time.

          "Internal Controls" shall have the meaning set forth in Section
4.10(b).

          "Investment Advisory Services" shall mean acting as an investment advisor within the meaning of the Advisers Act.

          "Investment Company" shall have the meaning provided in the Investment Company Act; provided, however that for purposes of this Agreement the term Investment Company shall include persons that would be an investment company, as defined in the Investment Company Act, but for the exemption contained in Section 3(c)(i), the final clause of Section 3(c)(3) or Section 3(c)(7) of the Investment Company Act.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

          "Investment Contract" shall mean each contract or agreement in effect on the date hereof to which the Company is a party pursuant to which the Company provides to any Client investment advisory, distribution, brokerage, trust, other fiduciary or administrative services.

          "Investment Management Agreements" shall mean all agreements and arrangements for the performance of investment advisory, investment management or investment sub-advisory services for any Client.

          "IRS" shall mean the Internal Revenue Service.

          "Merger" shall mean the merger of Merger Sub into the Company referred to in Section 1.1.

          "Merger Consideration" shall have the meaning set forth in
Section 2.1(c).

          "Merger Sub" shall have the meaning set forth in the introductory paragraph to this Agreement.

          "Merger Sub Common Stock" shall mean common stock, par value 0.01 per share, of Merger Sub.

          "Negative Consent Notice" shall have the meaning set forth in
Section 5.10.

          "NGCL" shall have the meaning set forth in the recitals to this Agreement.

          "Parent" shall have the meaning set forth in the introductory paragraph to this Agreement.

          "Parent Business" shall mean the business conducted by Parent or its Subsidiaries as of March 31, 2004.

          "Parent Common Stock" shall mean shares of common stock par value $0.01 per share, of Parent.

          "Parent Disclosure Letter" shall mean the disclosure schedule of even date herewith prepared and signed by Parent and Merger Sub and delivered to the Company simultaneously with the execution hereof.

          "Parent ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with Parent or any of its Subsidiaries would be deemed a "single employer" within the meaning of
Section 400 1(b) of ERISA.

          "Parent Financial Statements" shall mean the consolidated financial statements of Parent and its consolidated subsidiaries included in the Parent Group SEC Documents.

          "Parent Intellectual Property" shall mean all material domestic and foreign copyrights, patents, proprietary models, processes, formulas and databases, client lists, service marks, Software, know-how, trade names, trademarks and trade secrets, which are used by Parent or any of its Subsidiaries for the Parent Business, all registrations or applications for registration of any of the foregoing and all licenses and agreements pursuant to which Parent or any of its Subsidiaries has acquired rights in or to any of the foregoing.

          "Parent Material Adverse Effect" shall mean any effect (a) that is material and adverse to the business, assets, financial condition or results of operations of Parent, Merger Sub or their Affiliates, taken as a whole, or (b) which is reasonably likely to prevent Parent or Merger Sub from consummating the Transactions; provided that declines in U.S. or global securities markets, currency fluctuations or industry or economic conditions in general shall be excluded from any determination as to the occurrence of a Parent Material Adverse Effect.

          "Parent Option" shall mean an option to purchase shares of Parent Common Stock.

          "Parent SEC Documents" shall mean each form, report, schedule, statement, certification and other document required to be filed by Parent since January 1, 2001 under the Exchange Act, the Securities Act, and the Sarbanes-Oxley Act (including without limitation all certifications and statements required by Rule 13 a14 or 15d-14 under the Exchange Act and
Section 906 of the Sarbanes-Oxley Act), including any amendment to such document, whether or not such amendment is required to be so filed.

          "Parent Technology Systems" shall mean all material electronic data processing, information, record-keeping, communications, telecommunications, portfolio trading and computer systems (including Software) which are used in the Parent Business, excluding commercially available off-the-shelf software.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "Permits" has the meaning set forth in Section 3.9.

          "Permitted Encumbrances" shall mean, as to any Person, all Encumbrances which are:

               (1) for Taxes or assessments that are not yet due and payable or which are being contested in good faith and by appropriate proceedings;

               (2) Encumbrances or pledges to secure payments of workmen's compensation and other payments, unemployment and other insurance, old-age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts, public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business;

               (3) workmen's, repairmen's, warehousemen's, vendors' or carriers' Encumbrances or other similar Encumbrances arising in the ordinary course of business or deposits or pledges to obtain the release of any such Encumbrances;

               (4) statutory landlords' Encumbrances under leases to which such Person is a party;

               (5) any Encumbrance constituting a renewal, extension or replacement of an Encumbrance constituting a Permitted
           Encumbrance;

               (6) leases or subleases granted to other Persons not materially interfering with the conduct of the Business;

               (7) zoning restrictions, easements, rights of way, licenses and restrictions on the use of Real Property or minor irregularities in title thereto;

               (8) statutory or common law Encumbrances (such as rights of setoff) on deposit accounts of such Person;

               (9) Encumbrances set forth, described in or established by any Contract pursuant to which such Person has leased, licensed or obtained an ownership interest or any other right to use any property of another Person;

               (10) Encumbrances which do not materially impair the use of the asset or property to which it relates; and

               (11) Encumbrances disclosed in any Disclosure Letter hereto delivered in connection with the execution and delivery hereof or in the text accompanying the Parent Financial Statements.

          "Plan" has the meaning set forth in Section 4.17(a).

          "Per Share Initial Stock Consideration" shall have the meaning set forth in Exhibit I.

          "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity or organization.

          "Proceeding" means any civil, criminal, arbitral, administrative or other proceeding, investigation or dispute with any Governmental Authority in relation to the business, assets or affairs of Parent or any of its Subsidiaries.

          "Real Property" shall mean all real property, appurtenances thereto, fixtures and improvements, rights in connection therewith, or any interest therein, including, without limitation, leasehold estates.

          "Registration Rights Agreement" shall have the meaning set forth in Section 6.2(d).

          "Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002, as amended, and any law enacted or promulgated pursuant or relating thereto.

          "SEC" shall mean the United States Securities and Exchange
Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

          "Senior Manager" shall mean members of senior management of Parent or its Subsidiaries.

          "Shareholder Agreement" shall have the meaning set forth in
Section 6.2(c).

          "Shareholders" shall mean William W. Priest, Berenson Epoch LLC, Timothy T. Taussig, J Philip/Deborah K Clark Trust u/a 10/06/1994 and David Pearl.

          "Shares" shall mean shares of common stock, par value $0.01, issued by the Company.

          "SPS" means Steinberg Priest & Sloane Capital Management, LLC, a Delaware limited liability company.

          "SRO" shall mean any governmental or non-governmental self-regulatory organization.

          "Subsidiary" of a Person shall mean an Affiliate of such Person of which fifty percent (50%) or more of the voting stock (or of any general partnership or other voting or controlling equity interest in the case of a Person that is not a corporation) is beneficially owned by the Person directly or indirectly through one or more other Persons.

          "Surviving Corporation" shall mean the successor or surviving corporation in the Merger.

          "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, and other taxes, and shall include interest, penalties or additions attributable thereto.

          "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Taxing Authority" shall mean the IRS and any other domestic or foreign Governmental Authority responsible for the administration of any Taxes.

          "Title IV Plan" has the meaning set forth in Section 4.17(c).

          "Transactions" shall mean the transactions provided for or contemplated by this Agreement, including the Merger.

          "Voting Debt" shall mean indebtedness having general voting rights and debt convertible into securities having such rights.

          Section 8.2 Interpretation. When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns. A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                                ARTICLE IX

                               MISCELLANEOUS

          Section 9.1 Fees and Expenses. Unless this Agreement is terminated pursuant to Section 7.1(d) or except as specifically provided to the contrary in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred by any party hereto or any Shareholder (to the extent the costs of such Shareholders do not in the aggregate exceed $70,000) in connection with this Agreement and the consummation of the Transactions by the Company, the Shareholders and Parent shall be paid by Parent.

          Section 9.2 Amendment and Modification. Subject to Applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the Shareholders contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors, at any time prior to the Closing Date with respect to any of the terms contained herein.

          Section 9.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. The foregoing sentence shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          Section 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) if to Parent or Merger Sub, to:

                   J Net Enterprises, Inc.
                   4020 Lake Creek Drive, #100
                   Wilson, Wyoming 83014
                   Attention: Allan R. Tessler
                   Telephone No.: (307) 739-8603
                   Telecopy No.: (307) 734-2719

                   with a copy (which shall not constitute notice) to:

                   Greenberg Traurig, LLP
                   200 Park Avenue, 15th Floor
                   New York, New York  10166
                   Attention:  Alan I. Annex, Esq.
                   Telephone No.:  (212) 801-9200
                   Telecopy No.:  (212) 801-6400

                   and

               (b) if to the Company, to:

                   Epoch Investment Partners, Inc.
                   667 Madison Avenue
                   New York, NY 10021
                   Attention: William W. Priest
                   Telephone No.: (212) 303-7203
                   Telecopy No.: (212) 317-1265

                   with a copy (which shall not constitute notice) to:

                   Skadden, Arps, Slate, Meagher & Flom LLP
                   4 Times Square
                   New York, New York 10036-6522
                   Attention:  Russell G. D'Oench, III
                   Telephone No.: (212) 735-3000
                   Telecopy No.: (212) 735-2000

          Section 9.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 9.6 Entire Agreement; No Third Party Beneficiaries. This Agreement, the Stockholder Agreement and the Registration Rights Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) are not intended to confer upon any person other than the parties hereto and thereto any rights or remedies hereunder.

          Section 9.7 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

          Section 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof

          Section 9.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

          Section 9.10 Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

          Section 9.11 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

          Section 9.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                         [Signature page follows]

          IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                              J NET ENTERPRISES, INC.


                              By  /s/ Allan R. Tessler
                              ________________________
                              Name:  Allan R. Tessler
                              Title: Chief Executive Officer



                              EPOCH ACQUISITION CORP.


                              By     /s/ Allan R. Tessler
                                     _____________________
                              Name:  Allan R. Tessler
                              Title: Chief Executive Officer



                              EPOCH INVESTMENT PARTNERS, INC.


                              By /s/ William W. Priest
                              ________________________
                              Name: William W. Priest
                              Title: President


                                                           Exhibit I

                            Merger Consideration
                            ____________________

          The Merger Consideration shall include (a) the Per Share Initial Stock Consideration, (b) the Per Share Escrow Consideration and (c) the Per Share Contingent Stock Consideration. Capitalized terms have the meaning set forth either in Section 6 of this Exhibit or the Agreement.

1.  Per Share Initial Stock Consideration.
    ______________________________________

    (a) The Per Share Initial Stock Consideration shall be delivered at the Closing to each Shareholder as provided in Section 2.2(a) of this Agreement.

    (b) A number of shares of Parent Common Stock equal to the excess, if any, of the number of Eligible Shares over the Pro Forma Company Shares at the Effective Time shall be issued to each Shareholder pro rata in proportion to the number of Shares delivered by such Shareholder pursuant to Section 2.2(a) and held by the Company in escrow until the determination of the Per Share Escrow Consideration and the delivery thereof to each Shareholder following the Escrow Resolution Date. Each such Shareholder shall have the right to vote and receive dividends in respect of such shares held in escrow by Parent.

2.  Per Share Escrow Consideration.
    _______________________________

    (a) At least five Business Days prior to the Escrow Resolution Date, Parent shall provide a notice to each Shareholder of the time, date and location of a closing at which Parent will transfer Parent Common Stock representing the Per Share Escrow Consideration, such date to be no greater than 15 Business Days following the Escrow Resolution Date.

    (b) At such closing, Parent shall deliver to each Shareholder one or more share certificates representing the aggregate number of shares of Parent Common Stock constituting the Per Share Escrow Consideration that such Shareholder has a right to receive (rounded up to the nearest whole share), provided that such Shareholder previously made the delivery required by Section 2.2(a).

    (c) Any of the Eligible Shares not delivered as part of the Per Share Initial Stock Consideration or the Per Share Escrow Consideration shall be promptly cancelled by the Company following the delivery of the Per Share Escrow Consideration.

3. Per Share Contingent Stock Consideration.
   _________________________________________

    (a) In the event that the Tax Loss Amount is greater than $0, promptly (and in any event within 10 Business Days) following the determination of the Tax Loss Amount (but in all cases following the Escrow Resolution
Date), Parent shall provide a notice to each Shareholder informing such Shareholder of the time, date and location of a closing at which Parent will issue the Per Share Contingent Stock Consideration, such date to be no more than 15 Business Days following the date of such notice.

    (b) At such closing, Parent shall issue and deliver to each Shareholder one or more share certificates representing the aggregate number of shares of Parent Common Stock constituting the Per Share Contingent Stock Consideration that such Shareholder has a right to receive (rounded up to the nearest whole share), provided that such Shareholder previously made the delivery required by Section 2.2(a).

4.  Adjustment Upon Changes in Capitalization.  In the event of any change
    __________________________________________
in the outstanding shares of Parent by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term "shares of Parent Common Stock" shall refer to and include the securities received or resulting therefrom and the terms and provisions of this Agreement shall be appropriately adjusted so that each shareholder will thereafter continue to have and be subject to, to the greatest extent practicable, the same rights and obligations he, she or it had been subject to prior to such change.

5. Calculation Procedures.  This Section is intended for illustration
   ______________________
purposes only based on the assumptions set forth herein.

    (a)  Calculation of Per Share Initial Stock Consideration:
         ____________________________________________________

         i. Calculate Adjusted AUM as of the Effective Time. For purposes of illustration only, assume that the Adjusted AUM as of the Effective Time is $647,220,329.

         ii. Calculate the AUM Credit Percentage as of the Effective Time and Target AUM. For purposes of illustration only, assume that the Target AUM is $842,125,691. The AUM Credit Percentage is the Adjusted AUM divided by the Target AUM multiplied by .925, or 83.09%.
(647,220,329/(842,125,691*.925)).

         iii.  Calculate the Implied Company Ownership Percentage as of the
Effective Time.   The Implied Company Ownership Percentage is The AUM
Credit Percentage as of the Effective Time multiplied by .51, or 42.37%. (83.09*.51).

         iv. Calculate the Pro Forma Total Shares as of the Effective Time. The Pro Forma Total Shares is the number of Non-Company Shares divided by one minus the Implied Company Ownership Percentage. For purposes of illustration only, assume that the number of Non-Company Shares is 8,739,021. The Pro Forma Total Shares is 15,165,174.
(8,739,021/(1-.4237)).

         v. Calculate the Pro Forma Company Shares as of the Effective Time. The Pro Forma Company Shares is the Pro Forma Total Shares less the Non-Company Shares. The Pro-Forma Company Shares is 6,426,153.
(15,165,174 less 8,739,021).

         vi. Calculate the Per Share Initial Stock Consideration. The Per Share Initial Consideration is the Pro Forma Company Shares as of the Effective Time divided by the number of Company Shares outstanding as of the Effective Time. For purposes of illustration only, assume that the number of Company Shares outstanding as of the Effective Time is 1,000. The Per Share Initial Consideration is 6,426.153. (6,426,153/1,000).

    (b) Calculation of Per Share Escrow Consideration:
        ______________________________________________

         i. Calculate Adjusted AUM as of the Escrow Resolution Date. For purposes of illustration only, assume that the Adjusted AUM is $842,125,691.

         ii. Calculate the AUM Credit Percentage as of the Escrow
Resolution Date. See Section 5(a)(ii) above. The percentage, however, cannot exceed 1. The AUM Credit Percentage is 1.
(842,125,691/(842,125,691*.925), not to exceed 1).
         iii. Calculate the Implied Company Ownership Percentage as of the Escrow Resolution Date. See Section 5(a)(iii) above. The Implied Company Ownership Percentage is 51%. (.51 * 1).

         iv. Calculate the Pro Forma Total Shares as of the Escrow Resolution Date. See Section 5(a)(iv). The Pro Forma Total Shares is 17,834,737. (8,739,021/(1-.51))

         v. Calculate the Pro Forma Company Shares as of the Escrow Resolution Date. See Section 5(a)(v). The Pro Forma Company Shares is 8,887,552. (17,834,737 less 8,739,021).

         vi. Calculate the Total Escrow Stock Consideration. The Total Escrow Stock Consideration is the Pro Forma Company Shares at the Escrow Resolution Date less such Shares at the Effective Time, or 2,669,562. (8,739,021 less 6,426,153).

         vii. Calculate the Per Share Escrow Consideration. The Per Share Escrow Consideration is the Total Escrow Consideration divided by the number of Company Shares outstanding as of the Effective Time, or 2,669.562. (2,669/1,000).

    (c) Calculation of Per Share Contingent Stock Consideration:

         i. Calculate the Pre-Closing Value of Parent. For purposes of illustration only, assume that the Pre-Closing Value of Parent is $13,099,792.

         ii. Calculate the Pre-Tax Liability Value of Parent. For purposes of illustration only, assume that that the Pre-Tax Liability Value of Parent is $34,956,084.

         iii. Calculate the Pre-Closing Value of the Company. The Pre-Closing Value of the Company is the Pre-Closing Value of the Parent multiplied by the Implied Company Ownership Percentage at the Escrow Resolution Date divided by the Implied Parent Ownership Percentage at the Escrow Resolution Date. The Implied Parent Ownership Percentage is 1 less the Implied Company Ownership Percentage. The Pre-Closing Value of the Company is $13,634,478. (13,099,792 * (51/49)).

         iv. Calculate the Pre-Tax Liability Value of the Company. The Pre-Tax Liability Value of Liability of the Company is the Pre Tax Liability of the Parent multiplied by the Implied Company Ownership Percentage at the Escrow Resolution Date divided by the Implied Parent Ownership Percentage at the Escrow Resolution Date, or $36,382,863. (34,956,084 * (.51/.49)).

         v. Calculate the Adjusted Value of Parent. The Adjusted Value of Parent is the average of the Pre-Closing Value of Parent and Pre-Tax Liability of Parent less the Tax Loss Amount. For purposes of illustration only, assume that the Tax Loss Amount is $6,000,000. The Adjusted Value of Parent is $18,027,938. ((13,099,792 + 34,956,084)/2) - 6,000,000).

         vi. Calculate the Adjusted Ownership Percentage. The Adjusted Ownership Percentage is the Value of the Company divided by the sum of the Value of the Company and the Adjusted Value of Parent. The Value of the Company is the average of the Pre-Closing Value of the Company and the Pre-Tax Liability Value of the Company, or $25,008,670. ((13,634,478 + 36,382,863)/2). The Adjusted Ownership Percentage is 58.11%. (25,008,670/(25,008,670 + 18,027,938).

         vii. Calculate the Implied Pro-Forma Total Shares. The Implied Pro-Forma Total Shares is the Non-Company Shares divided by 1 less the Adjusted Ownership Percentage, or 20,861,943. (8,739,021/1-.5811).

         viii. Calculate the Contingent Stock Consideration.  The
Contingent Stock Consideration is the Implied Pro-Forma Total Shares over the Pro Forma Total Shares at the Escrow Resolution Date, or 3,027,207. (20,861,943 less 17,834,737).

         ix. Calculate the Per Share Contingent Stock Consideration. The Per Share Escrow Consideration is the Contingent Stock Consideration divided by the number of Company Shares outstanding as of the Effective Time, or 3,027.207. (3,027,207/1,000).

6. Defined Terms
   _____________

          "Adjusted AUM" means (a) for any Client as of a particular date, the amount of assets under management by SPS for such Client as of the Base Date, as adjusted to reflect net cash flow (additions, withdrawals and reinvestments), new accounts and terminated accounts from and after the Base Date (it being understood that (i) such adjustment is intended to exclude any increase or decrease in assets under management due to market appreciation or depreciation or currency fluctuations from and after the Base Date and (ii) no adjustment shall be made for any withdrawals or terminations resulting from the transfer of such Client's assets under management from SPS to the Company) and (b) for any other Consenting Client as of a particular date, the aggregate of net cash flow (additions, withdrawals and reinvestments) to investment advisory accounts of such other Consenting Clients with the Company from and after the Base Date.

          "Adjusted Ownership Percentage" means a percentage, expressed as a fraction the numerator of which is the Value of the Company and the denominator of which is the sum of the Value of the Company and the Adjusted Value of Parent.

          "Adjusted Value of Parent" shall mean the excess of (a) the average of the Pre-Closing Value of Parent and the Pre-Tax Liability Value of Parent over (b) the Tax Loss Amount.

          "AUM Credit Percentage" means, with respect to any date or time, a percentage, not to exceed 100%, calculated by dividing the aggregate Adjusted AUM of all Consenting Clients as of such date or time by the product of the Target AUM multiplied by 0.925.

          "Base Date" means April 30, 2004.

          "Consenting Client" means, as of any date, (a) any Client that has provided consent in accordance with Section 5.10 of this Agreement on or prior to such date and (b) any other Person that is an investment advisory client of the Company as of such date.

          "Contingent Stock Consideration" shall mean the excess of the Implied Pro-Forma Total Shares over the Pro Forma Total Shares at the Escrow Resolution Date.

          "Eligible Shares" means a number of shares of Parent Common Stock as is equal to the product of the number of issued and outstanding shares of Parent Common Stock as of the Effective Time multiplied by a fraction the numerator of which is 51 and the denominator of which is 49.

          "Escrow Resolution Date" a Business Day specified in a written notice from the Company to Parent that is at least 45 calendar days, and not more than 120 calendar days, following the Effective Time.

          "Implied Company Ownership Percentage" means, with respect to any date or time, a percentage equal to 0.51 times the AUM Credit Percentage as of such date or time.

          "Implied Parent Ownership Percentage" means, with respect to any date or time, one minus the Implied Company Ownership Percentage as of such date or time.

          "Implied Pro-Forma Total Shares" means the number of shares of Parent Common Stock equal to the number of Non-Company Shares divided by one less the Adjusted Ownership Percentage.

          "Non-Company Shares" means the shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time other than shares owned by Parent as treasury stock.

          "Per Share Contingent Stock Consideration" means the number of shares of Parent Common Stock as is equal to the Contingent Stock
Consideration divided by the number of Shares issued and outstanding as of the Effective Time (other than any Share to be cancelled in accordance with Section 2.1(b)).

          "Per Share Escrow Consideration" means the number of shares of Parent Common Stock as is equal to the Total Escrow Consideration divided by the number of Shares issued and outstanding as of the Effective Time (other than any Share to be cancelled in accordance with Section 2.1(b)). "Per Share Initial Stock Consideration" means the number of shares of

           "Parent Common Stock as is equal to the Pro Forma Company Shares as of the Effective Time divided by the number of Shares issued and outstanding as of the Effective Time (other than any Share to be cancelled in accordance with Section 2.1(b)).

          "Pre-Closing Value of Parent" means the product of (a) the average closing bid price per share of Parent Company Stock on a recognized list for over-the-counter securities for the ten consecutive trading days ending on April 30, 2004 multiplied by (b) the number of Non-Company Shares.

          "Pre-Closing Value of the Company" shall mean the product of the Pre-Closing Value of Parent multiplied by a fraction, the numerator of which is the Implied Company Ownership Percentage as of the Escrow Resolution Date and the denominator of which is the Implied Parent Ownership Percentage as of the Escrow Resolution Date.

          "Pre-Tax Liability Value of the Company" shall mean the product of the Pre-Tax Liability Value of Parent multiplied by a fraction, the numerator of which is the Implied Company Ownership Percentage as of the Escrow Resolution Date and the denominator of which is the Implied Parent Ownership Percentage as of the Escrow Resolution Date.

          "Pre-Tax Liability Value of Parent" means the product of (a) the average closing bid price per share of Parent Company Stock on a recognized list for over-the-counter securities (or, if Parent is traded on a national securities exchange, the average closing price per share on Parent Company Stock on the exchange on which Parent Company Stock is primarily traded) for the ten consecutive trading days ending on the Tax Liability Resolution Date multiplied by (b) the number of Non-Company Shares.

          "Pro Forma Company Shares" means, with respect to any date or time, a number of shares equal to the excess of the number of Pro Forma Total Shares as of such date or time over the number of Non-Company Shares.

          "Pro Forma Total Shares" means, with respect to any date or time, a number of shares equal to the quotient of (a) the number of Non-Company Shares divided by (b) one minus the Implied Company Ownership Percentage as of such date or time.

          "Target AUM" means the aggregate assets under management of the Clients with SPS as of the Base Date.

          "Tax Liability Resolution Date" means the date on which, in the good faith judgment of Parent, all issues regarding pre-closing tax liabilities of Parent are finally resolved.

          "Tax Loss Amount" means the excess, if any, of the total amount of any losses incurred by Parent after the Effective Time relating to Taxes for any period ending on or prior to the Effective Time over $2 million, provided that such excess shall not exceed $6 million.

          "Total Escrow Consideration" means that number of shares of Parent Common Stock as is equal to the excess, if any, of the number of Pro Forma Company Shares at the Escrow Resolution Date over the number of Pro Forma Company Shares at the Effective Time.

          "Value of the Company" shall mean the average of the Pre-Closing Value of the Company and the Pre-Tax Liability Value of the Company.